Execution Version

THIRD AMENDMENT, CONSENT AND WAIVER

THIS THIRD AMENDMENT, CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of August 7, 2023, is by and between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and LMFAO Sponsor, LLC (the “Sponsor”). Capitalized terms used herein and not defined shall have the meaning set forth in the Promissory Note (defined below).

BACKGROUND

WHEREAS, the Company and the 3i, LP are party to the Securities Purchase Agreement, dated as of March 15, 2023, as amended by the First Amendment to Securities Purchase Agreement, dated as of August 7, 2023 (as so amended, the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to 3i, LP (i) the Notes (as defined in the Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Purchase Agreement) in accordance with the terms of the Notes and (ii) the Warrants (as defined in the Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Purchase Agreement) in accordance with the terms of the Warrants (such transactions, the “Convertible Note Financing”);

WHEREAS, the Company and the Sponsor are parties to that certain Consolidated Amended and Restated Promissory Note, dated October 28, 2022 (the “Promissory Note”);

WHEREAS, in connection with the Convertible Note Financing, the Company and the Sponsor entered into that Amendment, Consent and Waiver, dated as of March 15, 2023 (the “First Amendment, Consent and Waiver”) and that Second Amendment, Consent and Waiver, dated as of May 12, 2023 (the “Second Amendment, Consent and Waiver” and together with the First Amendment, Consent and Waiver, the “Prior Amendments”), to amend, waive and consent to certain provisions in the Promissory Note to, among other things, (i) extend the maturity date of the Promissory Note, (ii) waive the prohibition against incurrence of Debt under Section 8(b) of the Promissory Note, and (iii) amend the mandatory prepayment under Section 3 of the Promissory Note; and

WHEREAS, in connection with Additional Closings (as defined in the Purchase Agreement) under the Convertible Note Financing, the Company and the Sponsor desire to further amend, waive and consent to certain provisions in the Promissory Note and the Prior Amendments.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.
Waivers.
(a)
The Sponsor hereby (i) waives its right to receive any mandatory prepayment from the Company pursuant to Section 3 of the Promissory Note insofar as the Company receives any cash proceeds (A) pursuant to the transactions contemplated under the Purchase Agreement, the Notes, the Warrants and the Convertible Note Financing under the First Closing, the Second Closing and any Additional Closing (each as defined in the Purchase Agreement) and/or (B) from sales of the Company’s Common Stock pursuant to the Common Stock Purchase Agreement, dated as of August 23, 2022, by and between the Company and Tumim Stone Capital LLC, pursuant to which Tumim Stone Capital LLC has committed to purchase up to $100,000,000 of the Company’s Common Stock, as amended from time to time; and (ii) waives any default

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or event of default that may arise from the non-payment of such cash proceeds received by the Company pursuant to such transactions.
(b)
The Sponsor and the Company hereby agree that notwithstanding anything to the contrary in the Promissory Note, the Maturity Date will be 91 days after the latest maturity date applicable to any of the Notes issued pursuant to the Purchase Agreement as of any date of determination. The Sponsor acknowledges and agrees that notwithstanding anything to the contrary in the Promissory Note, until the prior satisfaction in full of the obligations evidenced by the Notes, the Maturity Date is not subject to acceleration.
2.
Miscellaneous.
(a)
This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.
(b)
Except as specifically modified or amended by the terms of this Agreement, the Promissory Note and the Prior Amendments and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.
(c)
This Agreement may be executed in any number of counterparts (including facsimile or PDF counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth above.

SEASTAR MEDICAL HOLDING CORPORATION
By:	/s/Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

LMFAO SPONSOR, LLC
By:	/s/Richard Russell
Name:	Richard Russell
Title:	Chief Financial Officer